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                                                                   Exhibit 10.03

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, dated and effective as of February 5, 2003 (the "Effective Date") is made and entered into by and between Cardinal Health, Inc., an Ohio corporation (the "Company"), and Stephen S. Thomas (the "Executive").

                  WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of July 1, 1999, which was supplemented by that certain Agreement dated as of February 9, 2000 (collectively, the "Prior Agreement");

                  WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will render services to the Company that will replace and supersede the Prior Agreement from and after the Effective Date.

                  NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

                  1. EMPLOYMENT PERIOD. The Company shall employ, or shall cause one of its subsidiaries or affiliates to employ, the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, during the three-year period beginning on the Effective Date and ending on the third (3rd) anniversary of the Effective Date, unless prior to such date the employment of the Executive is terminated in accordance with
Section 4 of this Agreement (such period, the "Employment Period"). For purposes of this Agreement, any reference to the "Company" shall mean, where appropriate, the actual Cardinal subsidiary or affiliate that employs the Executive. The Employment Period may be extended by mutual written agreement of the parties. The parties hereto agree and acknowledge that the Prior Agreement is and shall be considered terminated and superseded by this Agreement from and after the Effective Date.

                  2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall serve as Executive Vice President and Group President - Automation and Information Services, with the duties and responsibilities customarily assigned to such position, and such other duties and responsibilities as the President and Chief Executive Officer - Healthcare Products and Services of the Company shall from time to time assign to the Executive; provided that the Company may change the Executive's title, duties and responsibilities (including reporting responsibilities) at any time without violating this provision, so long as the Executive remains in an executive position.
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                  (b) To the fullest extent permissible under law, during the
Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled under the practices and policies of the Company as in effect from time to time, the Executive shall be required to devote the Executive's full business attention and time to the business and affairs of the Company, and shall use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (A) serve on corporate boards or committees with the prior consent of the Chief Executive Officer of the Company,
(B) serve on civic or charitable boards or committees, (C) deliver lectures, fulfill speaking engagements or teach at educational institutions and (D) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (c) As of the Effective Date, the Executive's services shall be performed primarily at the Company's offices located in San Diego, California.

                  3. COMPENSATION. (a) SALARY. During the Employment Period, as compensation for the Executive's services hereunder, the Company shall pay to the Executive an annual base salary (the "Base Salary") at the rate of not less than $408,000, payable at such times and intervals as the Company customarily pays the base salaries of its other executive employees; provided that the Base Salary may be reduced as part of a reduction that applies proportionately to all employees who are otherwise similar to the Executive with respect to amount of compensation and level of managerial responsibility before such reduction.

                  (b) ANNUAL BONUS. In addition to the Base Salary, during the Employment Period the Executive shall be eligible to receive an annual bonus (an "Annual Bonus") determined and paid at the sole discretion of the Company pursuant to the terms and conditions of the Company bonus plan for which the Executive is then eligible, as such plan is in effect from time to time, or any successor thereto (the "Bonus Plan"). The parties hereto agree and acknowledge that the Executive's Annual Bonus target under this Agreement shall be equal to ninety percent (90%) of the Base Salary.

                  (c) OPTION GRANT. As of February 5, 2003 (the "Grant Date"), the Company shall grant the Executive an option (the "Option") to purchase 50,000 common shares, without par value, of the Company ("Common Shares") pursuant to the terms and conditions set forth in the Nonqualified Stock Option Agreement attached to this Agreement as Exhibit A (the "Option Agreement"). The Option shall be exercisable at a price per share equal to the greater of $64.00 and the closing NYSE sales price for a Common Share on the Grant Date. The Executive acknowledges and agrees that he will not be eligible to receive annual grants of options to purchase Common Shares of the Company during the Company's fiscal year 2004, unless any such grant is authorized by the Human Resources and Compensation Subcommittee of the Board of Directors of the Company.

                  (d) EMPLOYEE BENEFITS. During the Employment Period, the Executive shall be entitled to receive employee benefits (including, without limitation, medical, life insurance

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and other welfare benefits and benefits under retirement and savings plans) and vacation to the same extent as, and on the same terms and conditions as, other similarly situated executives of the Company from time to time.

                  (e) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Employment Period in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company then applicable to the Executive for submission of expense reports, receipts, or similar documentation of such expenses.

                  4. EMPLOYMENT TERMINATION. (a) TERMINATION BY THE COMPANY. During the Employment Period, the Executive's employment may be terminated by the Company under any of the following circumstances: (i) upon the inability of the Executive to perform the essential functions of his position with or without reasonable accommodation ("Incapacity"); (ii) for "Cause," defined as (A) any willful or grossly negligent conduct by Executive that demonstrably and materially injures the Company; (B) any act by the Executive of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary; (C) the Executive being convicted of, confessing to, or becoming the subject of proceedings that provide a reasonable basis for the Company to believe the Executive has engaged in a felony or any crime involving dishonesty or moral turpitude; (D) the Executive's intentional and repeated violation of the written policies or procedures of the Company; (E) the Executive violating any provision of Section 5 of this Agreement; or (F) the Executive's willful and continued failure for a significant period of time to perform Executive's duties; and (iii) for any other reason (a termination without "Cause"). The Company shall give the Executive notice of termination (the "Company Notice of Termination") specifying which of the foregoing provisions is applicable and (in the case of clause (i) or (ii)) the factual basis therefor, and the termination shall be effective upon the 30th day after such Company Notice of Termination is given. Notwithstanding the foregoing, the termination shall not be effective upon the 30th day after such Company Notice of Termination is given if the Company Notice of Termination stipulates termination pursuant to clause 4(a)(ii) and the Executive delivers written notice to the Company within 14 calendar days of the date of such Company Notice of Termination notifying the Company that the Executive refutes the Company's factual basis or conclusion under clause 4(a)(ii) (the "Executive Notice of Refutation"). In such event, the Executive will have 30 calendar days from the date of delivery to the Company of the Executive Notice of Refutation to provide to the Chief Administrative Officer of the Company written documentation supporting the Executive's position stated in the Executive Notice of Refutation. The Chief Administrative Officer will forward such documentation to the members of the Human Resources and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). A final determination regarding whether the Executive has engaged in any of the conduct described in clause 4(a)(ii) and, thus, whether the Executive is to be terminated for Cause, shall be made by the Compensation Committee and communicated to the Executive. Hereinafter, the date on which the Executive ceases to be an employee of the

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Company for any reason (including, without limitation, by action of the
Executive), whether or not during the Employment Period, is referred to as the "Date of Termination".

                  (b) TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment during the Employment Period for any reason upon 30 days advanced written notice to the Company.

                  (c) CONSEQUENCES OF TERMINATION BY THE COMPANY WITHOUT CAUSE. If the Executive is terminated by the Company without Cause during the Employment Period, then the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement except (x) as provided in the Option Agreement and (y) as provided in the following sentence. Under such circumstance, the Company shall:

                           (i)      Pay to the Executive an amount equal to one
times the sum of (x) the Executive's Base Salary, at the rate in effect on the day immediately prior to the Date of Termination and (y) the Executive's Annual Bonus target for the fiscal year of the Company in which the Date of Termination occurs, such amount to be paid monthly in equal installments over the twelve
(12) month period immediately following the Date of Termination; and

                           (ii)     Provide the vested benefits, if any,
required to be paid or provided by law.

Notwithstanding the foregoing, the Company's obligations to the Executive under this Section 4(c) shall immediately terminate, and the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement or the Option Agreement in the event that the Executive violates any of the provisions of Section 5 of this Agreement.

                  (d) OTHER EMPLOYMENT TERMINATIONS. If, during the Employment Period, the Executive's employment is terminated for any reason other than by the Company without Cause, including, without limitation, termination by the Executive, the Executive's retirement, Incapacity, death, or termination by the Company for Cause (subject only to Section 4(e) of this Agreement), the Executive shall not be entitled to any compensation provided for under this Agreement, other than (i) the Base Salary through the Date of Termination; (ii) benefits under any long-term disability insurance coverage in the case of termination because of Incapacity; (iii) vested benefits, if any, required to be paid or provided by law; and (iv) the benefits provided for under the Option Agreement, if any.

                  (e) TERMINATION BY THE EXECUTIVE AFTER A CHANGE OF CONTROL. In the event that Executive has experienced a material diminution of his duties under Section 2(a) of this Agreement during the Employment Period and within one year after a "Change of Control" (as defined in the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended from time to time, or any successor plan thereto), and as a result the Executive terminates his employment within one year after a Change of Control (as so defined), then the

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Company shall pay to the Executive the severance payments and benefits as set forth in Section 4(c) of this Agreement; but the Company shall have no obligation to pay severance payments and benefits as set forth in Section 4(c) pursuant to this Section 4(e) if its actions were not taken in bad faith and if it did not fail to remedy its actions within ten business days after receipt of written notice thereof from the Executive.

                  5. COVENANTS. (a) INTRODUCTION. The parties acknowledge that the provisions and covenants contained in this Section 5 are ancillary and material to this Agreement and the Option Agreement and that the limitations contained herein are reasonable in geographic and temporal scope and do not impose a greater restriction or restraint than is necessary to protect the goodwill and other legitimate business interests of the Company. The parties also acknowledge and agree that the provisions of this Section 5 do not adversely affect the Executive's ability to earn a living in any capacity that does not violate the covenants contained herein. The parties further acknowledge and agree that the provisions of Section 11(a) below are accurate and necessary because (i) this Agreement is entered into in the State of Ohio, (ii) Ohio has a substantial relationship to the parties and to this transaction, (iii) Ohio is the headquarters state of the Company, which has operations nationwide and has a compelling interest in having its employees treated uniformly within the United States, (iv) the use of Ohio law provides certainty to the parties in any covenant litigation in the United States, and (v) enforcement of the provision of this Section 5 would not violate any fundamental public policy of Ohio or any other jurisdiction.

                  (b) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other affiliates (collectively, the "Cardinal Group"), all secret or confidential information, knowledge or data relating to the Cardinal Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research, secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive has obtained or obtains during the Executive's employment by the Cardinal Group and that is not public knowledge (other than as a result of the Executive's violation of this Section 5(b)) ("Confidential Information"). For the purposes of this Section 5(b), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Cardinal Group, except with the prior written consent of the Cardinal Group, as applicable, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that the Executive uses, prepares or comes into contact with during the course of the Executive's employment shall remain the sole property of the Company and/or the Cardinal Group, as applicable, and shall be turned over to the applicable Cardinal Group company upon termination of the Executive's employment.

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                  (c) NON-RECRUITMENT OF EMPLOYER'S EMPLOYEES, ETC. Executive
shall not, at any time during the Restricted Period (as defined in this Section 5(c)), without the prior written consent of Cardinal Health, Inc., directly or indirectly, contact, solicit, or recruit (whether as an employee, officer, director, agent, consultant or independent contractor) any person who is or was at any time during the previous twenty four months an employee, representative, officer or director of the Cardinal Group. Further, during the Restricted Period, Executive shall not take any action that could reasonably be expected to have the effect of encouraging or inducing any employee, representative, officer or director of the Cardinal Group to cease their relationship with the Cardinal Group for any reason. This provision does not apply to recruitment of employees within or for the Cardinal Group. The "Restricted Period" means the period of Executive's employment with the Cardinal Group and the additional period that ends 24 months after the Executive's Date of Termination.

                  (d) NO COMPETITION--SOLICITATION OF BUSINESS. For purposes of this Section 5(d), the "Restricted Period" means the period of Executive's employment with the Cardinal Group and the additional period that ends 12 months after the Executive's Date of Termination. During the Restricted Period, the Executive shall not (either directly or indirectly or as an officer, agent, employee, partner or director of any other company, partnership or entity) solicit on behalf of any competitor of the Cardinal Group the business of (i) any customer of the Cardinal Group at the time of the Executive's employment or Date of Termination, or (ii) potential customer of the Cardinal Group which the Executive knew to be an identified, prospective purchaser of services or products of the Cardinal Group provided that Executive's knowledge of the existence, purchasing habits, product preferences or commercial practices of that customer or potential customer exists because of Executive's receipt of confidential information, trade secrets or other non-public proprietary information from the Cardinal Group.

                  (e) NO DISPARAGEMENT. (i) The Executive shall at all times refrain from taking actions or making statements, written or oral, that (A) denigrate, disparage or defame the goodwill or reputation of the Cardinal Group or any of its trustees, officers, security holders, partners, agents or former or current employees and directors, or (B) are intended to, or may be reasonably expected to, adversely affect the morale of the employees of the Cardinal Group. The Executive further agrees not to make any negative statements to third parties relating to the Executive's employment or any aspect of the businesses of the Cardinal Group and not to make any statements to third parties about the circumstances of the termination of the Executive's employment, or about the Cardinal Group or its trustees, officers, security holders, partners, agents or former or current employees and directors, except as may be required by a court or governmental body.

                           (ii)     The Executive further agrees that, following
termination of employment for any reason, the Executive shall assist and cooperate with the Company with regard to any matter or project in which the Executive was involved during the Executive's employment with the Company, including but not limited to any litigation that may be pending or arise after such termination of employment. Further, the Executive agrees to

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notify the Company at the earliest opportunity of any contact that is made by any third parties concerning any such matter or project. The Company shall not unreasonably request such cooperation of Executive and shall compensate the Executive for any lost wages or expenses associated with such cooperation and assistance.

                  (f) INVENTIONS. All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Executive, whether alone or jointly with others, from the date of the Executive's initial employment by the Company and continuing until the end of the Employment Period and any subsequent period when the Executive is employed by the Cardinal Group, relating or pertaining in any way to the Executive's employment with or the business of the Cardinal Group, shall be promptly disclosed in writing to the Chief Executive Officer and are hereby transferred to and shall redound to the benefit of the Company, and shall become and remain its sole and exclusive property. The Executive agrees to execute any assignments to the Company or its nominee, of the Executive's entire right, title and interest in and to any such discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents, trademarks or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. The Executive further agrees, during and after the Employment Period, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this Agreement, but all necessary expenses thereof shall be paid by the Company. All results and proceeds of Executive's services, work and labor during the Employment Period shall be deemed to be works-made-for-hire for the Company within the meaning of the copyright laws of the United States, and the Company shall be deemed to be the sole author thereof in all territories and for all purposes. This Agreement does not apply to any invention that qualifies fully with and under the provisions of California Labor Code Section 2870 which provides as follows:

"Section 2870. Application of provision that employee shall assign or offer to assign rights in invention to employer

   (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

   (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

   (2) Result from any work performed by the employee for the employer.

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   (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                  (g) ACKNOWLEDGMENT AND ENFORCEMENT. (i) The Executive acknowledges and agrees that: (A) the purpose of the foregoing covenants, including without limitation the noncompetition covenants of Section 5(d), is to protect the goodwill, trade secrets and other Confidential Information of the Company; (B) because of the nature of the business in which the Cardinal Group is engaged and because of the nature of the Confidential Information to which the Executive has access, the Company would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Cardinal Group in the event the Executive breached any of the covenants of this
Section 5; and (C) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 5 would be inadequate. The Executive therefore agrees and consents that if the Executive commits any breach of a covenant under this Section 5 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

                           (ii)     In addition, in the event of a violation of
this Section 5, the Company shall have the right to require the Executive to pay to the Company all or any portion of the Clawback Amount (as defined below) within 30 days following written notice by the Company to the Executive (the "Company Notice") that it is imposing such requirement. The "Clawback Amount" means the sum of:

                                    A.       the amount equal to the gross gain
realized or obtained by the Executive resulting from the vesting of the restricted stock (which have since been converted to Restricted Share Units) (the "Additional Incentive Shares") granted to the Executive pursuant to the Restricted Shares Agreement attached to the Prior Agreement as Exhibit A, measured at the date of vesting (i.e., the market value of the Additional Incentive Shares on the vesting date);

                                    B.       if (x) the Executive has sold or
otherwise disposed of any of the Additional Incentive Shares, an amount equal to the excess of (I) the fair market value thereof on the date of the sale or disposition over (II) the fair market value thereof on the date such shares vested, and if (y) the Executive has not sold or otherwise disposed of the Additional Incentive Shares, an amount equal to the excess of (I) the fair market value thereof on the 30th day following the date of the Company Notice over (II) the fair market value thereof on the date such shares vested; and

                                    C.       if the Executive has exercised any
stock options granted to the Executive by the Cardinal Group within three years before a violation of Section 5(b), 5(c), 5(e) or 5(f) or within one year before a violation of Section 5(d), an amount equal to the gross option gain realized or obtained by the Executive or any transferee resulting from the

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exercise of such stock option, measured at the date of exercise (i.e., the difference between the fair market value of the purchased stock on the date of exercise and the exercise price paid by the Executive therefor).

In addition to the foregoing, in the event of a violation of this Section 5, all outstanding stock options granted to the Executive by the Cardinal Group that have not been exercised shall immediately and automatically terminate, be forfeited, and cease to be exercisable at any time.

                           (iii)    With respect to any provision of this
Section 5 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 5 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

                  6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Cardinal Group for which the Executive may qualify, nor, subject to Section 9 below, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Cardinal Group. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Cardinal Group on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement. Notwithstanding the foregoing, the Executive waives all of the Executive's rights to receive severance payments and benefits under any severance plan, policy or practice of the Cardinal Group or any entity merged with or into the Cardinal Group (or any part thereof) except to the extent provided for in this Agreement.

                  7. NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

                  8. NOTICES. (a) METHODS. Each notice, demand, request, consent, report, approval or communication (hereinafter, "Notice") which is or may be required to be given by any party to any other party in connection with this Agreement, shall be in writing, and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served as shown in Section 8(b) below.

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                  (b) ADDRESSES. Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three days after the date mailed:

                  If to the Company:                 Cardinal Health, Inc.
                                                     7000 Cardinal Place
                                                     Dublin, OH  43017

                                                     Attn.:  Chief Legal Officer

                                                     Facsimile:  (614) 757-6948

                  If to the Executive:               At the Executive's
                                                     residence address most
                                                     recently on the books and
                                                     records of the Company.

                  (c) CHANGES. Each party may designate by Notice to the other in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

                  9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto, including, without limitation, the Prior Agreement.

                  10. SUCCESSORS. (a) EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) THE COMPANY. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company that expressly agrees to assume and perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

                  11. MISCELLANEOUS. (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Ohio, without reference to principles of conflict of laws. In addition, all legal actions or proceedings relating to this Agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. This

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Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (c) TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (d) NO WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (e) WARRANTY. The Executive hereby warrants that the Executive is free to enter into this Agreement and to perform the services described herein.

                  (f) HEADINGS. The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

                  (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (h) SURVIVAL. The obligations under this Agreement of the Executive and the Company that by their nature and terms require (or may require) satisfaction after the end of the Employment Period shall survive such event and shall remain binding upon such parties.

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IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of the Executive Committee of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                                EXECUTIVE

                                                /s/ Stephen S. Thomas
                                                ----------------------
                                                Stephen S. Thomas

                                                CARDINAL HEALTH, INC.

                                                By  /s/ Anthony J. Rucci
                                                    ----------------------------
                                                    Anthony J. Rucci
                                                    Executive Vice President &
                                                    Chief Administrative Officer

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                                                                       EXHIBIT A

                              CARDINAL HEALTH, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

Dollars at Work:           $3,200,000

Grant Date:                February 5, 2003

Exercise Price:            $64.00

Grant vesting date:        February 5, 2006

Grant expiration date:     February 5, 2013

Cardinal Health, Inc., an Ohio corporation (the "Company"), has granted to Stephen S. Thomas ("Grantee"), an option (the "Option") to purchase 50,000 shares (the "Shares") of common stock in the Company for a total purchase price (typically known as Dollars at Work) of $3,200,000, (i.e., the equivalent of $64.00 for each full Share). The Option has been granted under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan"), and will include and be subject to all provisions of the Plan, which are incorporated herein by reference, and will be subject to the provisions of this agreement. Capitalized terms used in this agreement which are not specifically defined will have the meanings ascribed to such terms in the Plan. This Option shall be exercisable at any time on or after February 5, 2006 and prior to February 5,2013.

By: /s/ Anthony J. Rucci
    ----------------------------
Anthony J. Rucci
Executive Vice President &
Chief Administrative Officer

1.       Method of Exercise and Payment of Price

(a) Method of Exercise. At any time when the Option is exercisable under the Plan and this agreement, the Option may be exercised from time to time by written notice to the Company which will:

(i) state the number of Shares with respect to which the Option is being exercised; and

(ii) if the Option is being exercised by anyone other than the Grantee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

(b) Payment of Price. The full exercise price for the Option shall be paid to the Company as provided in the Plan.

2. Transferability. The Option shall be transferable (I) at the Grantee's death, by the Grantee by will or pursuant to the laws of descent and distribution, and (II) by the Grantee during the Grantee's lifetime, without payment of consideration, to (a) the spouse, former spouse, parents, stepparents, grandparents, parents-in-law, siblings, siblings-in-law, children, stepchildren, children-in-law, grandchildren, nieces, or nephews of the Grantee, or any other persons sharing the Grantee's household (other than tenants or employees) ("Family Members"), (b) a trust or trusts for the primary benefit of the Grantee or such Family Members, (c) a foundation in which the Grantee or such Family Members control the management of assets, or (d) a partnership in which the Grantee or such Family Members are the majority or controlling partners, provided that subsequent transfers of the transferred Option shall be prohibited except (X) if the transferee is an individual, at the transferee's death by the transferee by will or pursuant to the laws of descent and distribution and (Y) without payment of consideration to the individuals or entities listed in subparagraphs II(a), (b), or (c), above, with respect to the original Grantee. The Human Resources and Compensation Committee of the Board of Directors of the Company (the "Committee") may, in its discretion, permit transfers to other persons and entities as permitted by the Plan. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent of the voting interests are owned by the Grantee or Family Members in exchange for an interest in that entity shall be considered to be a transfer for consideration. Within ten days of any transfer, the Grantee shall notify the Stock Option Administrator of the Company in writing of the transfer. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except as otherwise provided in the Plan or this agreement, references to the original Grantee shall be deemed to refer to the transferee. The events of termination of employment of the Grantee provided in paragraph 3 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in paragraph 3. The Company shall have no obligation to notify any transferee of the Grantee's termination of employment with the Company for any reason. The conduct prohibited of Grantee in paragraphs 5 through 7 and if applicable, paragraph 11 hereof shall continue to be prohibited of Grantee following transfer to the same extent as immediately prior to transfer and the Option (or its economic value, as applicable) shall be subject to forfeiture by the transferee and recoupment from the Grantee to the same extent as would have been the case of the Grantee had the Option not been transferred. The Grantee shall remain subject to the recoupment provisions of paragraph 13 of this agreement and tax withholding provisions of Section 13(d) of the Plan following transfer of the Option.

3.       Termination of Relationship.

(a) Termination by Death. If the Grantee's employment by the Company and its subsidiaries (collectively, the "Cardinal Group") terminates by reason of death, then, unless otherwise determined by the Committee within sixty days of such death, any unvested portion of the Option shall vest upon and become exercisable in full from and after the sixtieth day after such death. The Option may thereafter be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

(b) Termination by Reason of Retirement or Disability. If the Grantee's employment by the Cardinal Group terminates prior to the Grant Vesting Date by reason of retirement or disability (each as defined in the Plan) or Incapacity (as defined in the Employment Agreement dated as of February 5, 2003 between the Company and Grantee), then, unless otherwise determined by the Committee within sixty days of such retirement, disability, or Incapacity, a Ratable Portion (defined below) of the Option will vest on the Grant Vesting Date. Such "Ratable Portion" shall be an amount equal to the number of Shares the subject of the Option, multiplied by a fraction the numerator of which shall be the number of full months between the Grant Date and the date of retirement or disability, and the denominator of which shall be the number of full months from the Grant Date to the Grant Vesting Date. The Option may be exercised after the Grant Vesting Date by the Grantee (or any transferee, if applicable) until the earlier of (the "Exercise Period") the fifth anniversary of the date of such retirement or disability or the expiration of the stated term of the Option; provided, that any vesting that would otherwise occur during the sixty-day period beginning immediately after such retirement or disability shall not occur until the end of such sixty-day period. If the Grantee has at least fifteen years of service with the Cardinal Group at the time of retirement, the Option may be exercised after the Grant Vesting Date by the Grantee (or any transferee, if applicable) until the expiration of the stated term of the Option. Notwithstanding the foregoing, if the Grantee dies after retirement or disability but before the expiration of the Exercise Period, unless otherwise determined by the Committee within 60 days of such death, the Ratable Portion of the Option shall vest upon, and the Option may be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee from and after, the sixtieth day after such death for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the Exercise Period, whichever period is shorter.

(c) Termination Without Cause. For purposes of this Section 3(c), "Cause" is defined as (A) any willful or grossly negligent conduct by Grantee that demonstrably and materially injures the Company; (B) any act by the Grantee of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary; (C) the Grantee being convicted of, confessing to, or becoming the subject of proceedings that provide a reasonable basis for the Company to believe the Grantee has engaged in a felony or any crime involving dishonesty or moral turpitude; (D) the Grantee's intentional and repeated violation of the written policies or procedures of the Company; (E) the Grantee violating any provision of Section 5 of Grantee's Employment Agreement; or (F) the Grantee's willful and continued failure for a significant period of time to perform Grantee's duties. If the Grantee's employment by the Cardinal Group is terminated without Cause, then any vested and unexercised portion of the Option may thereafter be exercised by the Grantee (or any transferee, if applicable) until the end of the Exercise Period; provided, however, any portion of the Option that has not vested as of the date of such termination without Cause will automatically terminate on the date of such termination, unless the Committee determines otherwise within 60 days of such termination.

(d) Other Termination of Employment. If the Grantee's employment by the Cardinal Group terminates for any reason other than death, retirement, disability, Incapacity or a termination without Cause (subject to Section 10 of the Plan regarding acceleration of the vesting of the Option upon a Change of Control), any unexercised portion of the Option which has not vested on such date of termination will automatically terminate on the date of such termination. Unless otherwise determined by the Committee at or after grant or termination, the Grantee (or any transferee, if applicable) will have ninety days (or such other period as the Committee may specify at or after grant or termination) from the date of termination or until the expiration of the stated term of the Option, whichever period is shorter, to exercise any portion of the Option that is then vested and exercisable on the date of termination; provided, however, that if the termination was for Cause, as determined by the Committee, the Option may be immediately canceled by the Committee (whether then held by Grantee or any transferee).

4. Restrictions on Exercise. The Option is subject to all restrictions in this agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require the Grantee or his transferee or successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters (including Grantee's compliance with the terms of paragraphs 5 through 7 and, if applicable, paragraph 11 of this agreement or any employment or severance agreement between any member of the Cardinal Group and the Grantee) reasonably requested by the Company.

5. Agreement Not to Disclose or Use Confidential Information, Trade Secrets or Other Business Sensitive Information. The parties acknowledge and agree that the Cardinal Group is the sole and exclusive owner of Confidential Information, Trade Secrets and Other Business Sensitive Information (as defined below) and that the Cardinal Group has legitimate business interests in protecting such information. The parties further acknowledge and agree that the Cardinal Group has invested, and continues to invest, considerable amounts of time and money in obtaining, developing, and preserving the confidentiality of such information. Further, the parties agree that, because of the trust and fiduciary relationship arising between the Grantee and the Cardinal Group, Grantee owes the Cardinal Group a fiduciary duty to preserve and protect such information from all unauthorized disclosure and use. Grantee shall not, directly or indirectly, disclose such information to any third party whatsoever and shall not use such information except as authorized in the reasonable performance of Grantee's duties while employed by the Cardinal Group. Confidential Information, Trade Secrets and/or Business Sensitive Information shall include any such information as defined by applicable law and any information about the business of the Cardinal Group and its customers that is not generally known to, or readily ascertainable, by the public, including, but not limited to: financial information and models, customer lists, business plans or strategies, marketing and sales plans or strategies, identity, compensation, and qualifications of employees of the Cardinal Group, sources of supply, pricing policies, operational methods, product specification or technical processes, new product information, formulation techniques, customer contacts, profit or cost information, research and development information, or other information that the Cardinal Group has developed or compiled.

6. Delivery of Company Property. Grantee recognizes and agrees that all documents, magnetic media, computer disks, desktop and laptop computers, and other tangible items which were provided by the Cardinal Group and/or that contain Confidential Information, Trade Secrets or Other Business Sensitive Information as defined above are the sole and exclusive property of the Cardinal Group. Upon request by the Cardinal Group, Grantee shall promptly and immediately return to the Cardinal Group all such documents, media, disks, desktop and laptop computers, and other tangible items. Upon the termination of Grantee's employment with the Cardinal Group, Grantee shall promptly and immediately return to the Cardinal Group all such documents, media, disks, desktop and laptop computers or other tangible items, without request by the Cardinal Group. Grantee shall not take any such information or make/retain copies of such information for any purpose whatsoever except as is necessary for the reasonable performance of Grantee's duties while employed by the Cardinal Group.

7. Other Covenants. Except as modified by paragraph 11 below, Grantee hereby covenants and agrees that, in consideration of the grant hereunder, Grantee shall not, either directly or indirectly, on Grantee's own behalf or on any other's behalf, engage in or assist others in any of the following activities:

     (a) Grantee shall not engage in any action or conduct that is a violation of the policies of the Cardinal Group, including conduct that would constitute a breach of any of the Certificates of Compliance with Company Policies and/or Certificate of Compliance with Business Ethics Policies executed by Grantee;

     (b) During Grantee's employment with the Cardinal Group and for two (2) years following the termination of such employment for any reason, Grantee shall not directly or indirectly contact concerning employment, or participate in any manner in the recruitment for employment (whether as an employee, officer, director, agent, consultant, or independent contractor) any person who was or is an employee, representative, officer, or director of the Cardinal Group at any time within the twelve (12) months prior to the termination of Grantee's employment with the Cardinal Group;

     (c) During Grantee's employment with the Cardinal Group and for two (2) years following the termination of such employment for any reason, Grantee shall not engage in any action or conduct that either does or could reasonably be expected to undermine, diminish, or otherwise damage the relationship between the Cardinal Group and any of its customers and/or potential customers, vendors and/or suppliers that were known to Grantee in the performance of Grantee's job duties while employed with the Cardinal Group, nor shall Grantee at any time during employment with the Cardinal Group or at any time thereafter disparage the Cardinal Group or any of its employees, officers, representatives, services or products;

     (d) During Grantee's employment with the Cardinal Group and for twelve
         (12) months following the termination of such employment for any reason, Grantee shall not solicit or accept business, of the same type as that in which Grantee was employed by the Cardinal Group, from any customer and/or potential customer, as well as vendor or supplier, of the Cardinal Group that was known to Grantee in the performance of Grantee's job duties while employed with the Cardinal Group, nor shall Grantee during such time period solicit or accept such business within any geographic area in which Grantee was assigned or for which Grantee had any managerial responsibility;

     (e) During Grantee's employment with the Cardinal Group and for twelve
         (12) months following the termination of such employment for any reason, Grantee shall not accept employment with or serve as a consultant, advisor, or act in any other capacity to an entity that is in competition with the business conducted by any member of the Cardinal Group within a geographic area in which Grantee was assigned or for which Grantee had any managerial responsibility; and

     (f) Grantee shall not breach or violate any provision of any employment or severance agreement that Grantee has with any member of the Cardinal Group.

8. Inevitable Disclosure. The parties specifically acknowledge and agree that the provisions of this agreement are reasonable in light of the fact that, in the event that Grantee would become employed or otherwise associated with a competitor of the Cardinal Group, it would be inevitable that Grantee would disclose trade secrets, confidential information, and/or other business sensitive information to such competitor. The parties acknowledge and agree that Grantee has been introduced by the Cardinal Group to such trade secrets, confidential information, and/or other business sensitive information and that such information would aid the competitor and that the threat of such inevitable disclosure is so great that, for purposes of this agreement, it must be assumed that such disclosure would occur.

9. Covenants Are Independent Elements. The parties acknowledge that the obligations and covenants set forth in paragraphs 5 through 8 above are essential independent elements of this grant and that, but for Grantee agreeing to comply with them, the Cardinal Group would not have granted such Option to Grantee. The parties agree and acknowledge that the provisions contained in paragraphs 5 through 8 and, if applicable, paragraph 11 are ancillary to or part of an otherwise enforceable agreement at the time the agreement is made with regard to such paragraphs. The existence of any claim by Grantee against the Cardinal Group, whether based on this agreement or otherwise, shall not operate as a defense to the enforcement of the covenants contained in paragraphs 5 through 8 and, if applicable, paragraph 11. The covenants contained in paragraphs 5 through 7 and, if applicable, paragraph 11, will remain in full force and effect whether Grantee is terminated by the Cardinal Group or voluntarily resigns.

10. Assignment of Covenants. The rights of the Cardinal Group under this agreement shall inure to the benefit of and be binding upon its successors and assigns. Any successor or assign of the Cardinal Group is authorized to enforce the covenants contained in this agreement. Any successor or assign of the Cardinal Group is authorized by the parties to enforce the covenants contained herein as if the name of such successor or assign shall replace the Cardinal Group throughout this agreement and any consent and/or notice, written or otherwise, is hereby waived and deemed unnecessary by the Grantee.

11. California Specific Modifications. This paragraph shall supersede and modify the covenants, obligations, and restrictions of Grantee set forth in paragraph 7 above in the event that, and only during such time that, Grantee's principal employment with the Cardinal Group is in the State of California. In the event that any of the covenants contained in paragraph 7 above are inconsistent with the provisions set forth below with regard to the State of California, then the provisions of this paragraph shall govern. In the event that Grantee is reassigned to any other State within the United States of America or any other country, then the provisions of paragraph 7 above shall apply in full force and effect.

The provisions contained in paragraph 7(c)-(e) of this agreement shall not apply and the following provisions will apply instead

         (a) Within the geographic area in which Grantee was assigned or for which Grantee had any managerial responsibility, Grantee shall not solicit or actually transact business with any existing customer of the Cardinal Group, during Grantee's employment with the Cardinal Group and for twelve (12) months following termination of such employment for any reason, where Grantee's knowledge of the existence of that customer or of that customer's purchasing habits, product preferences, or commercial practices exists because of Grantee's receipt of confidential information, trade secrets or other proprietary information from the Cardinal Group; and/or

         (b) Regardless of geographic area, Grantee shall not, during the period of Grantee's employment with the Cardinal Group and for twelve (12) months following termination of such employment for any reason, solicit business from any customers of the same type as the business of the Cardinal Group at the time of the termination of Grantee's employment with the Cardinal Group whose identities are not already within the public domain if Grantee directly serviced such customers, was assigned to such customers, was responsible for such customers, or otherwise had personal contact with such customers during the twelve (12) month period immediately preceding expiration of Grantee's employment with the Cardinal Group.

12. Reasonableness of Restrictions Contained in Agreement. Grantee acknowledges that the covenants contained in this agreement are reasonable in nature, are fundamental for the protection of the legitimate business and proprietary interests of the Cardinal Group, are necessary to protect the goodwill between the Cardinal Group and its customers, and do not adversely affect the Grantee's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that in the event of any violation by Grantee of any such covenants, the Company will suffer immediate and irreparable injury for which there is no adequate remedy at law.

13. Special Forfeiture/Repayment Rules. If Grantee engages in conduct that is in violation of the covenants and restrictions contained in this agreement, then Grantee shall be subject to the following special forfeiture/repayment rules in addition to any other remedy that the Cardinal Group may have:

(a) the Option granted under this agreement (or any part thereof that has not been exercised) shall immediately and automatically terminate, be forfeited, and shall cease to be exercisable at any time; and

(b) the Grantee shall, within 30 days following written notice from the Company, pay the Company an amount equal to the gross option gain realized or obtained by the Grantee or any transferee resulting from the exercise of such Option, measured at the date of exercise (i.e., the difference between the market value of the Option Shares on the exercise date and the exercise price paid for such Option Shares), with respect to any portion of the Option that has already been exercised at any time within three years prior to the conduct by Grantee that is in violation of the covenants and restrictions of this agreement (the "Look-Back Period"), less $1.00.

The Grantee may be released from Grantee's obligations under this paragraph only if the Committee (or its duly appointed designee) determines, in writing and in its sole discretion, that such action is in the best interests of the Company. Grantee agrees to provide the Company with at least ten days written notice prior to directly or indirectly accepting employment with or serving as a consultant, advisor, or in any other capacity to a competitor of the Cardinal Group, and further agrees to inform any such new employer, before accepting employment, of the terms of this agreement and the Grantee's continuing obligations contained herein. No provisions of this agreement shall diminish, negate, or otherwise impact any separate noncompete or other agreement to which Grantee may be a party, including but not limited to any of the Certificates of Compliance with Company Policies and/or Certificate of Compliance with Company Business Ethics Policies provided, however, that to the extent that any such provisions contained in any other agreement is inconsistent in any manner to the restrictions and covenants of Grantee contained in this agreement, the provisions of this agreement shall take precedent and such other inconsistent provisions shall be null and void. Grantee acknowledges and agrees that the restrictions and covenants of Grantee contained in this agreement are being made for the benefit of the Company in consideration of Grantee's receipt of the Option, in consideration of employment, in consideration of exposing Grantee to the Company's business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Option and execution of this agreement are voluntary actions on the part of Grantee, and that the Company is unwilling to provide the Option to Grantee without including the restrictions and covenants of Grantee contained in this agreement.

14. Right of Set-Off. By accepting this Option, the Grantee consents to a deduction from and set-off against any amounts owed to the Grantee by any member of the Cardinal Group from time to time (including but not limited to amounts owed to the Grantee as wages, severance payments, or other fringe benefits) to the extent of the amounts owed to the Cardinal Group by the Grantee under this agreement.

15. Governing Law/Venue. This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Ohio bear a substantial relationship to the parties and/or this agreement and that the Option and benefits granted herein would not be granted without the governance of this agreement by the laws of the State of Ohio. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this agreement hereby consent to the personal jurisdiction of such courts. In the event of any violation or attempted violations of the restrictions and covenants of Grantee contained in this agreement, the Cardinal Group shall be entitled to specific performance and injunctive relief or other equitable relief, including the issuance ex parte of a temporary restraining order, without any showing of irreparable harm or damage, such irreparable harm being acknowledged and admitted by Grantee, and Grantee hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to the rights and remedies afforded the Cardinal Group hereunder or by law. In the event that it becomes necessary for the Cardinal Group to institute legal proceedings under this agreement, Grantee shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this agreement.

16. Action by the Committee. The parties agree that the interpretation of this agreement shall rest exclusively and completely within the good faith province and discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this agreement and with regard to any and all matters set forth in this agreement. The Committee may delegate its functions under this agreement to an officer of the Cardinal Group designated by the Committee (hereinafter the "designee"). In fulfilling its responsibilities hereunder, the Committee or its designee may rely upon documents, written statements of the parties, or such other material as the Committee or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its designee and that any decision of the Committee or its designee relating to this agreement, including without limitation whether particular conduct constitutes a violation of paragraph 7 or paragraph 11 of this agreement, shall be final and binding unless such decision is arbitrary and capricious.

                             ACCEPTANCE OF AGREEMENT

The Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this agreement, and represents that he is familiar with and understands all provisions of the Plan and this agreement; and (b) voluntarily and knowingly accepts this agreement and the Option granted to him under this agreement subject to all provisions of the Plan and this agreement. The Grantee further acknowledges receiving a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders and a copy of the Plan Description dated November 18, 2002 pertaining to the Plan.

                                               /s/ Stephen S. Thomas
                                               ---------------------------------
                                               Signature

                                               Stephen S. Thomas
                                               ------------------------
                                               Print Name

                                               _________________________________
                                               Grantee's Social Security Number

                                               February 6, 2003
                                               ---------------------------------
                                               Date